Exhibit 16.1

JEFFREY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
61 BERDAN AVENUE
WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE IN NEW YORK AND NEW JERSEY MEMBER OF AICPA PRIVATE COMPANIES PRACTICE SECTION CENTER FOR PUBLIC COMPANY AUDIT FIRMS	TEL: 973-628-0022 FAX: 973-696-9002 E-MAIL: rgjcpa@optonline.net

May 17, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington D.C. 20549

We have reviewed the filing of Amanasu Techno Holdings Corporation on Form 8-K, dated May 17, 2014, and agree with the statements made therein.

Yours truly,

/s/ Jeffrey & Company
Jeffrey & Company